Exhibit 99.3

FORM OF NOTICE OF GUARANTEED DELIVERY
FOR
SUBSCRIPTION RIGHTS CERTIFICATES
ISSUED BY
TRINITY CAPITAL CORPORATION

This Notice of Guaranteed Delivery, or one substantially equivalent hereto, must be used to exercise the subscription rights pursuant to the rights offering (the "Rights Offering") as described in the prospectus, dated [__________], 2017 (the "Prospectus") of Trinity Capital Corporation, a New Mexico corporation (the "Company"), if a holder of subscription rights cannot deliver the certificate evidencing the subscription rights (the "Subscription Rights Certificate"), to Continental Stock Transfer & Trust Company (the "Subscription Agent") at the address listed below before 5:00 p.m., Eastern Daylight Time, on [__________], 2017, (as it may be extended, the "Expiration Date").  Such form must be delivered by hand, first class mail, or overnight courier to the Subscription Agent and must be received by the Subscription Agent before 5:00 p.m., Eastern Daylight Time, on the Expiration Date.  See "The Rights Offering — Method of Exercising Subscription Rights" in the Prospectus.

Payment of the subscription price of $4.75 per share of voting common stock subscribed for pursuant to the exercise of subscription rights must be received by the Subscription Agent in the manner specified in the Prospectus before 5:00 p.m., Eastern Daylight Time, on the Expiration Date even if the Subscription Rights Certificate(s) evidencing such subscription rights is (are) being delivered pursuant to the Guaranteed Delivery Procedures thereof.  See "The Rights Offering — Method of Exercising Subscription Rights" in the Prospectus.

Continental Stock Transfer & Trust Company Attn: [__________] 1 State Street Plaza – 30th Floor New York, NY 10004

Telephone Number for Confirmation:
(917) 262-2378

Delivery of this instrument to an address other than as set forth above does not constitute a valid delivery.

Ladies and Gentlemen:

The undersigned hereby represents that the undersigned is the holder of Subscription Rights Certificate(s) representing subscription right(s) and that such Subscription Rights Certificate(s) cannot be delivered to the Subscription Agent prior to the Expiration Date of the Rights Offering.  Upon the terms and subject to the conditions set forth in the Prospectus, receipt of which is hereby acknowledged, the undersigned hereby elects to exercise subscription rights represented by the Subscription Rights Certificate(s) (i) to subscribe for ___________ share(s) of voting common stock pursuant to the basic subscription right, and (ii) exercise the over-subscription privilege to subscribe for up to ___________ share(s) of common stock, subject to availability and the limitations described in the Prospectus.

The undersigned understands that payment of the subscription price of $4.75 per share of voting common stock subscribed for pursuant to the basic subscription right and the over-subscription privilege must be received by the Subscription Agent before 5:00 p.m., Eastern Daylight Time, on the Expiration Date, and represents that such payment, in the aggregate amount of $_____________, either (check appropriate box):

     ☐    is being delivered to the Subscription Agent herewith;

      or

☐	has been delivered separately to the Subscription Agent in the manner set forth below (check appropriate box and complete the information relating thereto):

☐	Wire transfer of funds
  Name of transferor institution: -- __________________
Date of transfer: __________________
Confirmation number (if available): __________________

☐
Personal check  (Payment by uncertified check will not be deemed to have been received by the Subscription Agent until such check has cleared.  Holders paying by such means are urged to make payment sufficiently in advance of the Expiration Date to ensure that such payment clears by such date.)

☐	Bank draft (cashier's check)

Signature(s): ____________________________________________________	Address:_________________________________________________

_________________________________________________

Name(s) (please type or print) ________________________________________

Subscription Rights Certificate Number(s) _______________________________ (if available)	Telephone Number _________________________________________

GUARANTEE OF DELIVERY
(Not to Be Used for Subscription Rights Certificate Signature Guarantee)

The undersigned, a member firm of a registered national securities exchange or of the Financial Industry Regulatory Authority, Inc., or a commercial bank or trust company having an office or correspondent in the United States, or a bank, stockbroker, savings and loan association or credit union with membership in an approved signature guarantee medallion program, pursuant to Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended, guarantees that the undersigned will deliver to the Subscription Agent the Subscription Rights Certificates representing the subscription rights being exercised hereby in connection with the Rights Offering, with any required signature guarantee and any other required documents, all within three business days after the date the Subscription Agent receives this guarantee.

Dated: - -, 2017

(Address)	(Name of Firm)

(Area Code and Telephone Number)	(Authorized Signature)

The institution that completes this form must communicate the guarantee to the Subscription Agent and must deliver the Subscription Rights Certificate(s) to the Subscription Agent within the time period shown in the Prospectus.  Failure to do so could result in a financial loss to such institution.